Exhibit 99.1

                 DRI Corporation Slates First Quarter
                 Investor Meetings and Media Outreach


    DALLAS--(BUSINESS WIRE)--December 20, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today its plans for meetings with investors and potential investors, as well as media outreach, in first quarter 2008.

    "Our products and services for the surface transportation, mobility and security markets make us a unique story on Wall Street, in our opinion. We believe that few, if any, small-cap companies can lay claim to serving several very real issues -- such as improving energy efficiency, reducing environmental damage created by greenhouse gases, decreasing health issues caused by pollution, mitigating the risk and impact of terrorist attacks, and enhancing security -- with one family of products. Our 2008 investor relations activities are an important element of building shareholder awareness and should help us share the Company's message with groups of interested financial professionals from around the world," David L. Turney, the Company's Chairman, President and Chief Executive Officer, said.

    The slate of meeting dates and cities follows:

    --  January 14, 2008, San Diego;

    --  January 15, 2008, Los Angeles;

    --  February 11, 2008, Frankfurt, Germany;

    --  February 15, 2008, Stockholm, Sweden;

    --  March 3-4, 2008, New York; and

    --  March 11-12, 2008, Washington, D.C.

    During these meetings, Mr. Turney plans to discuss the Company's planned growth and long-term outlook. His presentation will include discussions of products, markets, technology and operating plans.

    The Company also will participate in formal conferences from time to time and will release additional details about such as presentation dates draw near. Additionally, in the first quarter, the Company will post to its Web site the presentation media that will be used during the meetings and conferences.

    For more information about DRI, visit the Company's Web site, www.digrec.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements concerning the potential impact on the Company's perceived value as a result of participating in investor relations meetings, as well as any statement, express or implied, concerning future events or expectations which use words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., are forward-looking statements. These forward looking statements are subject to risks and uncertainties, including risks that our participation in investor relations meetings may not prove beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are updated by our subsequent quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: DRI Corporation Contact:
             Veronica B. Marks
             Manager, Corporate Communications
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com
             or
             Christensen-cQuest Contact:
             Collum Hunter
             Associate
             Phone: (480) 614-3036
             Fax: (480) 614-3033
             E-Mail: chunter@ChristensenIR.com